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EXHIBIT 10.4

US SEARCH.COM INC.

FIRST AMENDMENT

TO

STOCKHOLDERS AGREEMENT

    THIS FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT (this "Amendment") is entered into as of June 5, 2001, by and among US Search.com, Inc., a Delaware corporation (the "Company"), The Kushner-Locke Company, a California corporation (together with any of its affiliates who currently own common stock of the Company, "KL"), Pequot Private Equity Fund II, L.P., a Delaware limited partnership and (together with any of its Affiliates (as defined in the Agreement) the "Purchasers").

R E C I T A L S

    WHEREAS, the parties to this Amendment are parties to that certain Stockholders Agreement, dated as of September 7, 2000 (the "Agreement");

    WHEREAS, the Company and Pequot have entered into a Preferred Stock Exchange and Purchase Agreement, of even date herewith (the "Exchange Agreement"), pursuant to which Pequot has agreed to exchange its Series A Convertible Preferred Stock of the Company (the "Series A Preferred Shares") for newly issued series of convertible preferred stock of the Company (the "Series A-1 Preferred Shares"), cancel a certain warrant for shares of Series A Preferred Shares, and convert certain promissory notes for additional shares of Series A-1 Preferred Shares; and pursuant to which the Company will issue a new warrant to Pequot for the purchase of Series A-1 Preferred Shares, subject to the terms and conditions set forth therein; and

    WHEREAS, in connection with the transactions contemplated by the Exchange Agreement and to induce Pequot to enter into the Exchange Agreement the parties hereto desire to amend the Agreement as provided below.

A M E N D M E N T

    NOW, THEREFORE, BE IT RESOLVED, that in consideration of the foregoing and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as set forth below.

    1.  References in the Agreement to "this Agreement" shall be deemed to be references to the Agreement as amended hereby.

    2.  The definition of "KL Right of First Refusal Agreement" appearing in the second recital to the Agreement shall be deleted and the KL Right of First Refusal Agreement shall mean the Right of First Refusal Agreement dated as of September 7, 2000, as amended by the First Amendment to Right of First Refusal Agreement, dated as of the date hereof, by and between KL and the Purchasers.

    3.  The definition of "USS Stock Purchase Agreement" appearing in the first recital of the Agreement shall be deleted, and the USS Stock Purchase Agreement shall mean the Exchange Agreement for the purposes of the Agreement, with the exception of Section 9(b) of the Agreement.

    4.  The term "First Closing" in Section 9 of the Agreement shall mean the first closing under the USS Stock Purchase Agreement dated September 7, 2000, by and between the Company and the Purchasers.

    5.  The definition of "Series A Preferred" appearing in the first recital shall be deleted, and the Series A Preferred shall mean the Series A-1 Preferred Shares for the purposes of the Agreement, with the exception of Section 9(b) of the Agreement.

    6.  The first sentence of the second paragraph of Section 7 of the Agreement is hereby deleted in its entirety and replaced with the following:

    "Each of the Stockholders further agrees to take all such actions, including without limitation, the voting of their respective Voting Shares, to cause the shareholders of the Company to approve, at their next meeting, one or more amendments to the Certificate of Incorporation to remove the differences referred to in clauses (i) and (ii) above and to authorize all such additional shares of Common Stock as are required to permit the conversion of all authorized shares of Series A-1 Preferred Shares (including all dividends which may accumulate with respect thereto)."

    7.  In the first sentence of Section 13 (e) the words "David Malat, the Chief Accounting Officer of Purchaser's Investment Manager" are hereby omitted and replaced with the words "Amber Tencic".

    Except as amended hereby the provisions of the Agreement shall remain unchanged and in full force and effect. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

PEQUOT PRIVATE EQUITY FUND II, L.P.
BY:	PEQUOT CAPITAL MANAGEMENT, INC., its Investment Manager

By:	/s/ KEVIN E. O'BRIEN
Name:	Kevin E. O'Brien
Title:	General Counsel
Facsimile:	(203) 429-2420
Address:	500 Nyala Farm Road Westport, CT 06880

US SEARCH.COM, INC.

By:	/s/ BRENT N. COHEN
Name:	Brent N. Cohen
Title:	Chief Executive Officer
Facsimile:	(310) 882-7898
Address:	5401 Beethoven Street Los Angeles, CA 90066

THE KUSHNER-LOCKE COMPANY

By:	/s/ DONALD KUSHNER
Name:	Donald Kushner
Title:	Co-Chief Executive Officer
Facsimile:	(310) 481-2101
Address:	11601 Wilshire Boulevard 21st Floor Los Angeles, California 90025

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US SEARCH.COM INC. FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT
R E C I T A L S
A M E N D M E N T